Exhibit 5.1

January 27, 2012

Board of Directors

Dominion Resources, Inc.

120 Tredegar Street

Richmond, Virginia 23219

Dominion Resources, Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Dominion Resources, Inc., a Virginia corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by the Company and the Dominion Resources Capital Trust IV (the “Trust”) on or about the date of this opinion letter with the Securities and Exchange Commission (the “SEC”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of certain Common Stock, Preferred Stock, Senior Debt Securities, Junior Subordinated Debentures, Junior Subordinated Notes (the Senior Debt Securities, Junior Subordinated Debentures and Junior Subordinated Notes collectively, the “Debt Securities”), Stock Purchase Contracts, Stock Purchase Units, Trust Preferred Securities and the Trust Preferred Guarantee (the “Guarantee”, and together with the Debt Securities, the Stock Purchase Contracts, the Stock Purchase Units and the Trust Preferred Securities, collectively, the “Securities”). This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

The Securities are described in the Registration Statement and we understand that the Securities will be issued as follows:

(a) the Debt Securities will be issued pursuant to: (i) that certain Senior Indenture dated as of June 1, 2000 (the “Original Senior Indenture”), between the Company and The Bank of New York Mellon, successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank), as Indenture Trustee, as supplemented and amended by the Thirty-Eighth Supplemental and Amending Indenture dated as of November 1, 2008 (the “Thirty-Eighth Supplemental and Amending Indenture”; and the Original Senior Indenture, as so supplemented and amended, the “Senior Indenture”), by and among the Company, such Indenture Trustee and Deutsche Bank Trust Company Americas, as Series Trustee, and as further supplemented from time to time by supplemental indentures (the “Senior Supplemental Indentures”), each to be entered into by the Company and such Indenture Trustee or such Series Trustee; (ii) that certain Junior Subordinated Indenture dated as of December 1, 1997 (the “Junior Subordinated Indenture”), between the Company and The Bank of New York Mellon, successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank), as trustee, as supplemented from time to time by supplemental indentures (the “Junior Subordinated Supplemental Indentures”), each to be entered into between the Company and such trustee; or (iii) that certain Junior Subordinated Indenture II dated as of June 1, 2006 (the “Junior Subordinated Indenture II,” and together with the Senior Indenture and the Junior Subordinated Indenture, collectively, the “Base Indentures”), between the Company and The Bank

Board of Directors

Dominion Resources, Inc.

January 27, 2012

of New York Mellon, successor to JPMorgan Chase Bank, N.A., as trustee, as supplemented from time to time by supplemental indentures (the “Junior Subordinated Supplemental Indentures II,” and together with the Senior Supplemental Indentures and the Junior Subordinated Supplemental Indentures, collectively, the “Supplemental Indentures”; and each Base Indenture, as supplemented by the applicable Supplemental Indenture, an “Indenture,” and collectively, the “Indentures”), each to be entered into between the Company and such trustee;

(b) the Stock Purchase Contracts will be issued pursuant to a Purchase Contract Agreement to be entered into among the Company, a trustee and a purchase contract agent (the “Purchase Contract Agreement”);

(c) the Stock Purchase Units, to be units comprised of a Stock Purchase Contract and beneficial interests in debt securities, trust preferred securities, preferred stock or debt obligations of third parties, including U.S. treasury securities or obligations of the Company’s subsidiaries, securing the holders’ obligations to purchase the common stock or preferred stock under the Stock Purchase Contracts, will be issued pursuant to a Unit Purchase Agreement to be entered into between the Company and a unit agent (the “Unit Purchase Agreement”); and

(d) the Guarantee will be issued pursuant to a Guarantee Agreement to be delivered by the Company (the “Guarantee Agreement”).

As used herein, the Indentures, the Purchase Contract Agreement, the Unit Purchase Agreement and the Guarantee Agreement are referred to, collectively, as the “Subject Documents.”

Documents Reviewed

In connection with this opinion letter, we have examined the following documents: (a) the Registration Statement, including the exhibits being filed therewith and incorporated by reference therein from previous filings made by the Company with the SEC and (b) the prospectus contained in the Registration Statement (the “Prospectus”). In addition we have examined and relied upon the following:

(i) a certificate from the assistant secretary of the Company certifying as to (A) true and correct copies of the articles of incorporation and bylaws of the Company (the “Organizational Documents”) and (B) the resolutions of the Board of Directors of the Company authorizing the filing of the Registration Statement and the issuance of the Securities by the Company or the Trust, as the case may be, subject to (1) in the case of each issuance of Securities to be issued by the Company, a specific further authorization for the issuance, execution, delivery and performance by proper action of the Company’s Board of Directors, an authorized committee or authorized officers (the “Authorizing Resolutions”) with respect to such Securities and (2) the other qualifications set forth therein;

Board of Directors

Dominion Resources, Inc.

January 27, 2012

(ii) a certificate dated January 25, 2012 issued by the State Corporation Commission of the Commonwealth of Virginia (the “SCC”), attesting to the corporate status and good standing of the Company in the Commonwealth of Virginia (the “Status Certificate”); and

(iii) originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

“Applicable Law” means the law of the Commonwealth of Virginia and the State of New York and the relevant laws of the United States.

Assumptions Underlying Our Opinions

For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following:

(a) Factual Matters. To the extent that we have reviewed and relied upon (i) certificates of the Company or authorized representatives thereof and (ii) certificates and assurances from public officials, all of such certificates, representations and assurances are accurate with regard to factual matters.

(b) Signatures. The signatures of individuals who have signed or will sign the Subject Documents are genuine and authorized.

(c) Authentic and Conforming Documents. All documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents.

(d) Organizational Status, Power and Authority and Legal Capacity of Certain Parties. All parties to the Subject Documents are or will be validly existing and in good standing in their respective jurisdictions of formation and have or will have the capacity and full power and authority to execute, deliver and perform the Subject Documents and the documents required or permitted to be delivered and performed thereunder, except that no such assumption is made as to the Company as of the date hereof. All individuals who have signed or will sign each Subject Document will have the legal capacity to execute such Subject Document.

(e) Authorization, Execution and Delivery of Subject Documents. The Subject Documents and the documents required or permitted to be delivered thereunder have been or will be duly authorized by all necessary corporate, limited liability company, business trust, partnership or other action on the part of the parties thereto and have been or will be duly executed and delivered by such parties.

Board of Directors

Dominion Resources, Inc.

January 27, 2012

(f) Subject Documents Binding on Certain Parties. The Subject Documents and the documents required or permitted to be delivered thereunder are or will be valid and binding obligations enforceable against the parties thereto in accordance with their terms, except no such assumption is made as to the Company.

(g) Governing Law of Certain Documents. Each Supplemental Indenture will be consistent with the form required by the applicable Base Indenture. Each Supplemental Indenture, Purchase Contract Agreement, Unit Purchase Agreement and the Guarantee Agreement will be governed by the laws of the State of New York.

(h) Noncontravention. Neither the issuance of the Securities by the issuer thereof or the execution and delivery of the Subject Documents by any party thereto nor the performance by such party of its obligations thereunder will conflict with or result in a breach of (i) the certificate or articles of incorporation, bylaws, certificate or articles of organization, operating agreement, certificate of limited partnership, partnership agreement, trust agreement or other similar organizational documents of any such party, (ii) any law or regulation of any jurisdiction applicable to any such party, or (iii) any order, writ, injunction or decree of any court or governmental instrumentality or agency applicable to any such party or any agreement or instrument to which any such party may be a party or by which its properties are subject or bound.

(i) Governmental Approvals. All consents, approvals and authorizations of, or filings with, all governmental authorities that are required as a condition to the issuance of the Securities by the issuer thereof or to the execution and delivery of the Subject Documents by the parties thereto or the performance by such parties of their obligations thereunder will have been obtained or made.

(j) Registration; Trust Indenture Act. The Registration Statement will be effective under the Securities Act and the Indentures will be qualified under the Trust Indenture Act of 1939.

(k) No Mutual Mistake, Amendment, etc. There has not been, and will not be, any mutual mistake of fact, fraud, duress or undue influence in connection with the issuance of the Securities as contemplated by the Registration Statement, Prospectus and any supplements to the Prospectus. There will be no oral or written statements or agreements that modify, amend or vary, or purport to amend or vary, any of the Base Indentures, except for, as applicable, the Thirty-Eighth Supplemental and Amending Indenture and the Supplemental Indentures.

Our Opinions

Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that:

1. Organizational Status. Based solely upon its Status Certificate, the Company is a validly existing corporation under the laws of the Commonwealth of Virginia, and is in good standing under such laws.

Board of Directors

Dominion Resources, Inc.

January 27, 2012

2. Power and Authority. The Company has the corporate power and authority to issue the Securities (other than the Trust Preferred Securities which are to be issued by the Trust).

3. Debt Securities. With respect to any Debt Securities, when (i) Authorizing Resolutions with respect to such Debt Securities have been adopted, (ii) the terms of such Debt Securities and for their issuance and sale have been established in conformity with such Authorizing Resolutions and the applicable Indenture, (iii) such Debt Securities have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplement to such Prospectus, (iv) the Company has received the consideration provided for in the applicable supplement to the Prospectus and any applicable definitive purchase, underwriting or similar agreement and (v) such Debt Securities have been authenticated in accordance with the provisions of the applicable Indenture, such Debt Securities will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4. Common Stock. With respect to any Common Stock, when (i) Authorizing Resolutions with respect to such Common Stock have been adopted, (ii) the terms for the issuance and sale of the Common Stock have been established in conformity with such Authorizing Resolutions, (iii) such Common Stock has been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplement to such Prospectus, (iv) the Company has received the consideration provided for in the applicable supplement to the Prospectus and any applicable definitive purchase, underwriting or similar agreement, (v) such consideration per share is not less than the amount specified in the applicable Authorizing Resolutions and (vi) certificates in the form required under the laws of the Commonwealth of Virginia representing the shares of such Common Stock are duly executed, countersigned, registered and delivered, if such Common Stock is certificated, such Common Stock will be validly issued, fully paid and non-assessable.

5. Preferred Stock. With respect to any Preferred Stock of any series, when (i) Authorizing Resolutions with respect to such Preferred Stock have been adopted, (ii) the terms of such series of Preferred Stock and for their issuance and sale have been established in conformity with such Authorizing Resolutions, (iii) such Preferred Stock has been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplement to such Prospectus, (iv) the Company has received the consideration provided for in the applicable supplement to the Prospectus and any applicable definitive purchase, underwriting or similar agreement, (v) such consideration per share is not less than the amount specified in the applicable Authorizing Resolutions, (vi) Articles of Amendment with respect to such series of Preferred Stock have been duly filed with the SCC and the SCC has issued a Certificate of Amendment with respect thereto and (vii) certificates in the form required under the laws of the Commonwealth of Virginia representing the shares of such Preferred Stock are duly executed, countersigned, registered and delivered, if such Preferred Stock is certificated, such Preferred Stock of such series will be validly issued, fully paid and non-assessable.

Board of Directors

Dominion Resources, Inc.

January 27, 2012

6. Stock Purchase Contracts. With respect to any Stock Purchase Contracts, when (i) Authorizing Resolutions with respect to the Stock Purchase Contracts have been adopted, (ii) the terms of such Stock Purchase Contracts and for their issuance and sale have been established in conformity with such Authorizing Resolutions, (iii) such Stock Purchase Contracts have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplement to such Prospectus, (iv) the Company has received the consideration provided for in the applicable supplement to the Prospectus and any applicable definitive purchase, underwriting or similar agreement and (v) such Stock Purchase Contracts have been authenticated or countersigned in accordance with the provisions of the Purchase Contract Agreement, such Stock Purchase Contracts will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7. Stock Purchase Units. With respect to any Stock Purchase Units, when (i) Authorizing Resolutions with respect to the Stock Purchase Units have been adopted, (ii) the terms of such Stock Purchase Units and for their issuance and sale have been established in conformity with such Authorizing Resolutions, (iii) such Stock Purchase Units have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplement to such Prospectus, (iv) the Company has received the consideration provided for in the applicable supplement to the Prospectus and any applicable definitive purchase, underwriting or similar agreement and (v) such Stock Purchase Units have been authenticated or countersigned in accordance with the provisions of the Unit Purchase Agreement, such Stock Purchase Units will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

8. Guarantee. With respect to any Guarantee, when (i) Authorizing Resolutions with respect to such Guarantee have been adopted, (ii) the terms of such Guarantee and for its issuance have been established in conformity with such Authorizing Resolutions, (iii) such Guarantee has been issued and related Trust Preferred Securities have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplement to such Prospectus and (iv) the Company has received the consideration provided for in the applicable supplement to the Prospectus and any applicable definitive purchase, underwriting or similar agreement, such Guarantee will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Matters Excluded from Our Opinions

We express no opinion with respect to the enforceability of any agreement of the Company as may be included in the terms of the Preferred Stock, the Debt Securities, the Stock Purchase Contracts, the Stock Purchase Units or in any Subject Document: (a) relating to (i) indemnification, contribution or exculpation from costs, expenses or other liabilities or (ii) changes in the organizational control or ownership of the Company, in each case, that is contrary to public policy or applicable law; (b) to submit to the jurisdiction of any specific federal or state court (other than the enforceability in a court of the State of New York of any such agreement to submit to the jurisdiction of a court of the State of New York) (c) to waive any objection to the laying of the venue or to waive the defense of forum non conveniens in any action or proceeding referred to therein, (d) to waive trial by jury (other than the enforceability in a court of the State of New York or in a federal court sitting in the State of New York and applying New York law to any such waiver); (e) to effect service of process in any particular manner or to establish evidentiary standards; (f) regarding the choice of governing law (other than the enforceability in a court of the State of New York or in a federal court sitting in the State of New York and applying New York law

Board of Directors

Dominion Resources, Inc.

January 27, 2012

to any such agreement that the laws of the State of New York shall govern); (g) providing for establishment of a contractual rate of interest payable after judgment; (h) providing for the severability of provisions therein; (i) providing for arbitration; or (j) to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy does not preclude recourse to one or more others or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy.

Qualifications and Limitations Applicable to Our Opinions

The opinions set forth above are subject to the following qualifications and limitations:

(a) Applicable Law. Our opinions are limited to the Applicable Law, and we do not express any opinion concerning any other law.

(b) Bankruptcy. Our opinions are subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, laws relating to preferences, fraudulent transfers and equitable subordination), reorganization, moratorium and other similar laws affecting creditors’ rights generally.

(c) Equitable Principles. Our opinions are subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing. In applying such principles, a court, among other things, might limit the availability of specific equitable remedies (such as injunctive relief and the remedy of specific performance), might not allow a creditor to accelerate maturity of debt or exercise other remedies upon the occurrence of a default deemed immaterial or for non-credit reasons or might decline to order a debtor to perform covenants in a Subject Document.

(d) Choice of New York Law and Forum. To the extent that any opinion relates to the enforceability of the choice of New York law or any choice of New York forum provisions of any Subject Document, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law §§ 5-1401 and 5-1402 (McKinney 2011) and N.Y. CPLR 327(b) (McKinney 2011) and is subject to the qualification that such enforceability may be limited by principles of public policy, comity and constitutionality. We express no opinion a to whether a United States federal court would have subject-matter or personal jurisdiction over a controversy arising under the Subject Documents.

(e) Currency Conversion. We advise you that a judgment for money relating to any obligation under a Security or a Subject Document denominated in a currency other than United States dollars ordinarily would be rendered or enforced only in United States dollars by a court of the State of New York or a United States court sitting in the State of New York and applying New York law. The method used to determine the rate of conversion of a foreign currency into United States dollars will depend on various factors.

Board of Directors

Dominion Resources, Inc.

January 27, 2012

Miscellaneous

The foregoing opinions are being furnished only for the purpose referred to in the first paragraph of this opinion letter. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to our firm in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ McGuireWoods LLP